AMENDED AND RESTATED CODE OF REGULATIONS
                              AS OF APRIL 1, 1996
                                       OF
                              LENOX BANCORP, INC.

                                   ARTICLE I

                                 SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the Shareholders of this corporation ("Corporation") shall be held at any time within four months after the close of the fiscal year of the Corporation at such date and time as may be fixed by the Board of Directors.

         Section 2. Special Meeting. Special meetings of the Shareholders may be called at any time by the Chair of the Board, the President, or in the case of the President's absence, death or disability, the Vice-President authorized to exercise the authority of the President, a majority of the Board of Directors acting with or without a meeting, or by the President or Secretary upon the request of the holder or holders of fifty percent of all shares outstanding and entitled to vote thereat. Calls for special meetings shall specify the time, place and object or objects thereof, and, unless all Shareholders agree otherwise, no business other than that specified in the call therefor shall be considered at any such meeting.

         Section 3. Place of Meetings. Annual and special meetings of Shareholders shall be held at the principal office of the Corporation in the City of St. Bernard, Ohio, or at any other reasonably convenient location either within or without the State of Ohio, to be designated by the Board of Directors.

         Section 4. Notice of Meetings. Unless waived, a written notice of each annual or special meeting of the Shareholders, stating the date, the hour, the place, and the purpose or purposes thereof, shall be served upon or mailed to each Shareholder of record entitled to vote at such meetings not more than sixty days nor less than seven days before any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as the same appears on the books of the Corporation.

         Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the Shareholders who are entitled to receive notice of a meeting of Shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles of Incorporation of the Corporation ("Articles") or these Code of Regulations ("Regulations") for the determination of Shareholders who are entitled to receive notice of or to vote at any meeting of Shareholders or for any purpose required or permitted by law.


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         All notices with respect to any shares of record in the name of two or more persons may be given to that person who is named first on the books of the Corporation, with such notice being effective as to all the holders of record of such shares.

         Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice with respect to such share which, prior to his name and address being entered upon the books of the Corporation as the registered holder of such share, may have been given to the person in whose name such share appeared of record.

         Following receipt by the President or the Secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the Shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of Shareholders, such officer shall cause to be given to the Shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the President or the Secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of these Regulations.

         Section 5. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of Shareholders may be waived in writing, either before or after the holding of such meeting, by any Shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any Shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such Shareholder of notice of such meeting.

         Section 6. Quorum. The presence, at any Shareholders' meeting, in person or by proxy, of holders of record of a majority of the voting shares of the Corporation then outstanding and entitled to vote thereat shall be necessary to constitute a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the Chair of the Board, the President, or the officer of the Corporation acting as Chair of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

         Section 7. Proxies. Any Shareholder entitled to vote at a meeting of the Shareholders may be represented and voted thereat by proxy, appointed by an instrument in writing, subscribed by the Shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the Shareholder executing it shall have specified therein the length of time it is to continue in force.


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         Section 8. Voting. Each Shareholder of record on the books of the
Corporation on the record date for determining the Shareholders who are entitled to vote at a meeting of Shareholders shall be entitled at such meeting to one vote for each share of the Corporation standing in his name on the books of the Corporation on such record date. The Directors may fix a record date for the determination of the Shareholders who are entitled to receive notice of and to vote at a meeting of Shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of Shareholders.

         If a quorum of Shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number is required by the Ohio Revised Code, by the Articles or by these Regulations. Each outstanding share of common stock authorized by the Articles to have voting power, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. The voting rights, if any, of classes of shares other than voting common stock shall be as set forth in the Articles or by appropriate legal action of the Board of Directors.

         Section 9. Order of Business. The order of business at any meeting of Shareholders shall be determined by the officer of the Corporation acting as chair of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

         Section 10. Action Without Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting held for such purpose.

         Section 11. Inspectors of Election. In advance of any meeting of Shareholders, the Directors may appoint Inspectors of Election to act at such meeting or any adjournment thereof or, if inspectors are not so appointed, the officer of the Corporation acting as chair of any such meeting may make such appointment. In case any person appointed as Inspector fails to appear or act, the vacancy may be filled only by appointment made by the Directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation acting as chair of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

         Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the by-laws or Code of Regulations of such Corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.


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         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 13. Notice of Shareholder Business at Meetings. At any meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these Regulations, each item of business to be properly brought before a meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting pursuant to these Regulations; (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) be otherwise properly brought before a meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days prior to the meeting; provided, however, that in the event less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the fifth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A Shareholder's notice to the Secretary shall set forth as to each matter he proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the Shareholder(s) proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the proposing Shareholder(s); and (d) any material interest of the proposing Shareholder(s) in such business. Notwithstanding anything in these Regulations to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article I. The Chair of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its Directors. Directors need not be Shareholders of the Corporation.

         Section 2. Number of Directors. Until changed in accordance with the provisions of this Section, the Board of Directors, none of which need be Shareholders, shall consist of ten (10) members. This number of Directors may be changed as provided in the Articles or by a majority vote of the Directors, but no reduction shall have the effect of removing any Director prior to the expiration of his term.

         Section 3. Election of Directors. The election of the Directors shall be held at the annual meeting of the Shareholders, or at a special meeting called for that purpose. At each and every election of Directors, each Shareholder entitled to vote shall have the right to vote either in person or by proxy the number of shares owned by him for as many persons as there are Directors to be elected. Directors shall not be elected in any manner other than as provided in this Section 3.

         Section 4. Term of Office. Directors shall hold office for a term of three years, provided however, that with respect to the initial Board of Directors, three Directors shall be elected at the first annual meeting of the Shareholders; three Directors shall be elected at the second annual meeting of Shareholders; and four Directors shall be elected at the third annual meeting of Shareholders.

         Section 5. Nomination of Directors. To be qualified for election as a Director, Persons must be nominated in accordance with the following procedures.

         Nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the procedures set forth in this Section 5. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received by the Secretary of the Corporation not later than the close of business on the fifth day following the day on which such notice of the date of the meeting was mailed or any public disclosure thereof was made. Such Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposed to nominate for election or re-election as a Director, (a) the name, age, business address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's


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written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (e) if the Shareholder(s) making the nomination is a person, who is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting stock of the Corporation, or is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the Corporation, details of any relationship, agreement or understanding between the Shareholder(s) and the nominee; and (ii) as to the Shareholder(s) making the nomination (A) the name and address, as they appear on the Corporation's books, of such Shareholders and
(B) the class and number of shares of the Corporation which are beneficially owned by such Shareholder(s).

         At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee. No person shall be qualified for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. The Chair of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the regulations, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded. The Chair of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.

         Section 6. Election. At each annual meeting of Shareholders for the election of Directors, the successors to the Directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such Directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of Directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

         Section 7. Vacancies. The remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any vacancy in the Board for the unexpired term. A vacancy in the Board exists within the meaning of this Section 7 in the event the Shareholders increase the authorized number of Directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional Directors provided for, or in the event the Shareholders fail at any time to elect the whole authorized number of Directors, or in the event the Directors increase the authorized number of Directors. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the secretary unless some other time is specified therein.

         Section 8. Removal. All the Directors, or all the Directors of a particular class, or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of record of 80% of the amount of authorized, issued, and outstanding stock.


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         Section 9. Meetings.

         (a) Annual Meetings. An annual meeting of the Directors of this Corporation shall be held immediately following the adjournment of each annual Shareholders' meeting if all of the Directors can be duly notified for such meeting. If the annual meeting is not so held, it shall be held at a time within the next thirty days. If held thereafter, however, the validity of such meeting shall not be questioned by reason of the late holding thereof.

         (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or the President. Upon written request to the President by any two Directors, the President shall call a meeting at the time requested by the said Directors. In all cases, however, not less than two nor more than thirty days notice of the special meeting must be given to all Directors.

         (c) Place of Meetings. All meetings of the Board of Directors shall be held at the principal office of the Corporation in the City of St. Bernard, Ohio, or at such other reasonably convenient location, either within or without the State of Ohio, as the Board may designate from time to time and as may be specified in the notice thereof.

         (d) Notice of Meetings. Notice of the time and place of each meeting of Directors for which such notice is required by law, the Articles, the Regulations or the Bylaws shall be given to each of the Directors by at least one of the following methods:

             (i) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a Director, as such address appears on the records of the Corporation; or

             (ii) By telegraph, cable, radio, wireless, or a writing sent or delivered to the residence or usual place of business of a Director as the same appears on the records of the Corporation, not later than the day before the date on which such meeting is to be held; or

             (iii) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a Director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all Directors need not be uniform. Notice of any meeting of Directors may be given only by the Chair of the Board, the President or the Secretary of the Corporation. Any such notice shall state the time and place of the meeting but need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         (e) Waiver of Notice. Notice of any meeting of Directors may be waived in writing, either before or after the holding of such meeting, by any Director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any Director at any meeting of


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Directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

         (f) Quorum. A majority of the whole authorized number of Directors shall be necessary to constitute a quorum of a meeting of Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles or the Regulations.

         (g) Action Without Meeting. Any action which may be taken at any meeting of Directors may be taken without a meeting if authorized by a writing signed by all of the Directors who would be entitled to notice of a meeting held for such purpose.

         Section 10. Compensation. Directors as such shall receive such compensation and such reasonable expenses for attendance at each meeting, regular or special, and for serving on committees, as the Directors by resolution may determine; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 11. Duties and Authority.

         (a) General Powers. It shall be the duty of the Directors, acting as a Board, to exercise general supervision over the affairs of the Corporation, to fix, define, and limit the powers and duties of all officers, to direct and advise all officers, to cause financial reports to be prepared, and to declare dividends and order the same paid at such times as they may determine, and as the net earnings and conditions of the business warrant. All such actions, and any and all other actions, approvals, authorizations or delegations of authority shall require approval of not less than a majority of the Directors present at a meeting at which a quorum is present.

         When approval of the Board of Directors has been given to a particular transaction or undertaking, the Board of Directors may then delegate to officers, employees, or agents the authority to complete such transaction or undertaking.

         (b) Inspection of Books. The Board of Directors shall, subject to the laws of the state of incorporation, determine the conditions and regulations under which books and accounts of this Corporation, or any of them, shall be open to the inspection of the Shareholders of this Corporation.

         (c) Election of Officers. At the annual meeting of the Board of Directors in each year, and at any special meetings held for that purpose, the Board of Directors shall elect officers of the Corporation by a majority vote of the Board and designate and appoint such subordinate officers and employees as it shall determine.


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         (d) Committees. The Directors may create an executive committee or any other committee of Directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in the executive committee or in any other committee of the Directors.

         Such executive committee or any other committee of Directors shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors. Such executive committee or other committee of Directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

         Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Directors. No notice of a meeting of the executive committee or Directors shall be required. A meeting of the executive committee or of any other committee of Directors may be called only by the President or by a member of such executive or other committee of Directors. Meetings of the executive committee or of any other committee of Directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

         Section 11. Bylaws. The Directors may adopt, and amend from time to time, Bylaws for their own government, which Bylaws shall not be inconsistent with the law, the Articles or the Regulations.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Composition. The officers of this Corporation shall be a President, a Secretary, and a Treasurer. The Corporation may also have a Chair of the Board, an Executive Vice President, and such other officers as the Board of Directors may determine. The Chair of the Board shall be chosen from among the members of the Board of Directors.

         Section 2. Term of Office. The officers shall hold office at the pleasure of the Directors. Any officer may be removed with or without cause upon the vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office, however created, shall be filled by a majority vote of the Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the Bylaws to be executed, acknowledged or verified by two or more officers.


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         Section 3. Duties.

         (a) Chair of the Board. The Chair of the Board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

         (b) President. The President shall be the Chief Executive Officer of the Corporation and shall perform such duties as shall be designated from time to time by the Board of Directors. In any event she shall preside at all meetings of the Shareholders and, in the absence of, or if a Chair of the Board shall not have been elected, shall also preside at meetings of the Board of Directors. She shall have authority to sign all certificates for shares. She shall have authority to sign all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the President.

         (c) Vice President. The Vice President, if one be elected, shall perform such duties as are conferred upon him by these Regulations, or as may from time to time be assigned to him by the Board of Directors. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of the Vice President to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinated with like authority of the President.

         (d) Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the Shareholders and make a proper record of the same, which shall be attested by him. He shall give notice of meetings of Shareholders and Directors. He shall keep such books as may be required by the Board of Directors, shall take charge of the seal and stock book of the Corporation, and shall issue and attest all certificates of stock. He shall have authority to sign all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the Secretary.

He shall further have all the powers and duties as the Board of Directors may, from time to time, assign to him.

         The duties of the Secretary may be performed by an Assistant Secretary, if any, in the absence of the Secretary or the inability of the Secretary to act.

         (e) Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation which may come into his hands and shall do with the same as may be ordered by the Board of Directors. When necessary or proper, he may endorse for collection on behalf of the Corporation checks, notes, and other similar obligations. All corporate funds disbursed shall be by check and must be signed by the President or Treasurer of the Corporation. The Treasurer shall deposit the funds of the Corporation to its credit in such banks and depositories as the Board of Directors may from time to time designate. He shall submit to the annual meeting of the Shareholders a statement of the financial conditions of the Corporation and whenever thereto


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required by the Board of Directors, shall make and render a statement of his accounts and such other statements as may be required by the Board of Directors. He shall keep in books of the Corporation full and accurate accounts of all monies received and paid by him for account of the Corporation. He shall perform such other duties as may from time to time be assigned by the Board of Directors to him.

         The duties of the Treasurer may be performed by an Assistant Treasurer, if any, in the absence of the Treasurer or in the inability of the Treasurer to act.

         (f) Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officer as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         (g) Delegation of Duties. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, Director, or other qualified person the Board may select.

         Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                                     STOCK

         Section 1. Form. Certificates evidencing ownership of shares of the Corporation shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number; the signatures of the Chair of the Board, the President, or Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the Corporation shall be of such tenor and design as the Directors may from time to time adopt and may bear such recitals as are permitted by law.

         Section 2. Transfers. Where a certificate evidencing a share or shares of the Corporation is presented to the Corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

         (a) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and


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         (b) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the Corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

         (c) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

         (d) The Corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

         Section 3. Transfer Agents and Registrars. The Directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

         Section 4. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the Directors must cause the Corporation to issue a new certificate in place of the original certificate if the owner:

         (a) So requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

         (b) Files with the Corporation, unless waived by the Directors, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the Directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and

         (c) Satisfies any other reasonable requirements which may be imposed by the Directors, in their discretion.

         Section 5. Uncertificated Shares. Anything contained in this Article IV to the contrary notwithstanding, the Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to (a) shares of the Corporation represented by a certificate until such certificate is surrendered to the Corporation in accordance with applicable provisions of Ohio law or (b) any certificated security of the Corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.


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                                   ARTICLE V

                                      SEAL

         The seal of the Corporation shall be a circular seal with the name of the Corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary and shall be affixed to all certificates of the Corporation stock and all other instruments requiring a seal. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the Corporation.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS
                             OFFICERS AND EMPLOYEES

         Section 1. Third Party Actions. The Corporation shall to the fullest extent permitted by Ohio law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

         Section 3. Rights After Successful Defense. To the extent that a director, trustee, officer, employee, member, manager or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Other Determinations of Rights. Except in a situation governed by Section 3, any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
2. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit, or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested directors directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which, may thereafter exist upon a default, failure, or other contingency.

         Section 5. Advances of Expenses. Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager or agent, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         Section 6. Nonexclusiveness - Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Regulations, any agreement, vote of Shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 7. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio General Corporation Law.

                                  ARTICLE VII

                                   AMENDMENT

         This Code of Regulations may be amended or new regulations adopted only upon the written assent of the holders of record of a majority of the issued and outstanding capital stock of the Corporation.


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